EXHIBIT 10.12

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into this [Date day of [Day, Year] between The Buckle, Inc., a Nebraska corporation (the “Company”), and [Director Name], a director of the Company (“Indemnitee”).

WHEREAS, the Indemnitee serves or has been nominated to serve on the Company’s board of directors (the “Board”) and agrees, on the condition that he or she be so indemnified, to continue to serve or to serve as a director of the Company and in such capacity will render services to the Company;

WHEREAS, the Company is aware that because of the increased exposure to litigation subjecting directors to expensive litigation risks, talented and experienced persons are increasingly reluctant to serve or continue to serve as directors of corporations unless they are appropriately indemnified;

WHEREAS, the Company is also aware that statutes and judicial decisions regarding the duties of directors are often difficult to apply, ambiguous or conflicting and therefore fail to provide directors with adequate guidance regarding the proper course of action;

WHEREAS, the Company desires to attract and retain the services of highly experienced and capable individuals, such as Indemnitee, to serve as directors of the Company and to indemnify its directors so as to provide them with the maximum protection permitted by law;

WHEREAS, the Company believes that it is reasonable, prudent, fair, proper, and necessary to protect the Company’s directors from the risk of judgments, fines, settlements, and other expenses which may occur as a result of their service to the Company;

WHEREAS, in recognition of Indemnitee’s reliance on the provisions of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) that require indemnification of the Indemnitee, as the Company may determine or agree, to the fullest extent permitted by law, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Articles will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Articles, the Amended and Restated Bylaws of the Company (the “Bylaws”) or any change in the composition of the Company’s Board or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee to the full extent, whether partial or complete, permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)     “Change of Control” shall mean the occurrence of any one or more of the following:

(i)     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than (A) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (B) Dan Hirschfeld or any member of his family (including his spouse, or any lineal descendant) or any of his or their affiliates (including, without limitation, the Hirschfeld Family Foundation), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to twenty-five percent (25%) or more of the total value of all equity securities of the Company, if, at the time of such acquisition Dan Hirschfeld, members of his family and his affiliates (including, without limitation, the Hirschfeld Family Foundation) own less than fifty percent (50%) of the outstanding voting securities of the Company or less than fifty percent (50%) of the total value of all equity securities of the Company;

(ii)     Individuals who as of the effective date of this Agreement constitute the Board and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of such Board; or

(iii)     Approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

(b)     “Enterprise” means any Person of which Indemnitee is or was a Fiduciary.

(c)     “Exchange Act” means the Securities Exchange Act of 1934, as amended,

(d)    “Expenses” means all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, appeal bonds, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with (i) any Proceeding, (ii) establishing or enforcing any right to indemnification or advancement of expenses under this Agreement, applicable law, any other agreement, or any provision of the Articles, as amended from time to time, or Bylaws now or hereafter in effect or otherwise, or (iii) the review and preparation of this Agreement on behalf of Indemnitee; provided, however, that “Expenses ” shall not include any Liabilities.

(e)     “Fiduciary” means an individual serving as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of (i) the Company, (ii) any resulting corporation in connection with a consolidation or merger to which the Company is a party, or (iii) any other Person (including an employee benefit plan) at the request of the Company, including any service with respect to an employee benefit plan, its participants or its beneficiaries.

(f)     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnities under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. For the avoidance of doubt, any law firm or member of a law firm that shall have advised either party with respect to the review and preparation of this Agreement shall not be Independent Counsel for the purposes of this Agreement.

(g)     “Liabilities” means liabilities of any type whatsoever incurred by reason of (i) the fact that Indemnitee is or was a Fiduciary, or (ii) any action taken (or failure to act) by him or her or on his or her behalf in the capacity of Fiduciary, including, but not limited to, any judgments, fines (including any excise taxes assessed on Indemnitee with respect to an employee benefit plan), ERISA excise taxes and penalties, and penalties and amounts paid in settlement of any Proceeding (including all interest, assessments, and other charges paid or payable in connection with or in respect of such judgments, fines, penalties, or amounts paid in settlement).

(h)     “Person” means any individual, corporation, partnership, joint venture, firm, association, limited liability company, trust, estate, governmental unit, or other enterprise or entity.

(i)     “Proceeding” means any threatened, pending, or completed investigation, civil or criminal action, third-party action, derivative action, claim, suit, arbitration, counterclaim, cross claim, alternative dispute resolution mechanism, inquiry, administrative hearing, or any other proceeding whether civil, criminal, administrative, legislative, or investigative, including any appeal therefrom in which Indemnitee was involved, or threatened to be involved, as a party, witness or otherwise by reason of (i) the fact that Indemnitee is or was a Fiduciary, or (ii) any action taken (or failure to act) by him or her or on his or her behalf in the capacity of Fiduciary.

(j)     “Subsidiary” means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly by the Company.

Section 2.    Services by the Indemnitee. The Indemnitee agrees to continue to serve, or to serve, as a director of the Company at the will of the Company for so long as the Indemnitee is duly elected and qualified, or until such time as the Indemnitee tenders a resignation in writing or is removed as a director in accordance with the Nebraska Model Business Corporation Act (“NMBCA”), the Articles, or Bylaws as amended from time to time; provided, however, the Indemnitee may at any time and for any reason resign from such position.

Section 3.     Indemnification.

(a)     Indemnification Generally. Subject to the further provisions of this Agreement, the Company hereby agrees to and shall indemnify Indemnitee and hold him or her harmless from and against any and all Expenses and Liabilities incurred by Indemnitee or on Indemnitee’s behalf, to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may thereafter permit or authorize.

(b)     Presumptions.

(i)     Upon making any request for indemnification under this Agreement, Indemnitee shall be presumed to be entitled to such indemnification and, in connection with any determination with respect to entitlement to indemnification under Section 4(c) hereof, the Company shall have the burdens of coming forward with clear and convincing evidence and of persuasion to overcome that presumption in connection with the making by any Person of any determination contrary to that presumption. Neither the failure of any Person to have made such determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any Person that Indemnitee has not met any applicable standard of conduct, shall be a defense to any such action by Indemnitee or create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii)     For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 3(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(iii)     If the Person empowered or selected under Section 4(c) hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) calendar days after the final determination in the Proceeding, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law.

(iv)     The knowledge and/or actions, or failure to act, of any other Fiduciary shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

(c)     Effect of Certain Proceedings. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, that Indemnitee had reason to believe his or her conduct was unlawful.

Section 4.    Advance of Expenses; Indemnification Procedure.

(a)     Notice by Indemnitee and Claim for Indemnification. Indemnitee shall, as promptly as reasonably practicable under the circumstances, notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or any other matter which may be subject to indemnification of Liabilities or advancement of Expenses covered by this Agreement; provided however, that any delay or failure to so notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that the Company is actually and materially prejudiced by reason of such delay or failure. Notice to the Company shall be directed to the corporate secretary of the Company, at the addresses shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee ) in accordance with Section 17 hereof. To obtain indemnification or advancement of Expenses under this Agreement, Indemnitee shall submit a written request therefor, which shall include a reasonably comprehensive accounting of amounts for which indemnification is being sought and shall refer to one or more of the provisions of this Agreement pursuant to which such claim is being made and may designate that payment be made to another Person on Indemnitee’s behalf.

(b)     Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee or on Indemnitee’s behalf, without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced unless Indemnitee is entitled to be indemnified by the Company. Any advance, and undertakings to repay pursuant to this Section, shall be unsecured and interest free. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) calendar days following delivery of any written request, from time to time, by Indemnitee to the Company. Any overdue amount of such Expenses to be paid by the Company hereunder shall bear interest, compounded monthly, at a rate of eight percent (8%) per annum. Advances payable hereunder shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding any statements to the Company to support the advances claimed.

(c)     Determination of Entitlement to Indemnification. A determination, if expressly required by applicable law, with respect to Indemnitee’s entitlement to indemnification hereunder shall be made within ninety (90) calendar days after final determination in the Proceeding by (i) a majority vote of the Board who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion to the Board (a copy of which opinion shall be delivered to Indemnitee ), or (iv) if so directed by the Board, by a vote of the shareholders; provided, however, that if there has been a Change of Control at or prior to the time of such notice by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined within the foregoing time period by Independent Counsel selected by Indemnitee, such determination to be set forth in a written opinion to the Board (a copy of which opinion shall be delivered to Indemnitee ). The Company agrees to pay the reasonable fees of any Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto. If, pursuant to the foregoing, it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made (net of all amounts, if any, previously advanced to the Indemnitee or other Persons on Indemnitee’s behalf) within thirty (30) calendar days from the date of notice to the Company of the determination. Indemnitee shall reasonably cooperate in the making of such determination, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person making such determination shall be included as Expenses for the purposes of this Agreement. Nothing in this Section 4(c) shall be construed to limit or modify the presumptions in favor of Indemnitee set forth in Section 3(b).

(d)     Notice to Insurers. If, at the time of the receipt of any notice of any Proceeding pursuant to Section 4(a) hereof, the Company has directors’ and officers’ liability insurance in effect, then the Company shall give prompt notice of the commencement of such Proceeding to the directors’ and officers’ liability insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or appropriate action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of such insurers to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(e)     Control of Defense; Counsel Costs; Settlement. In connection with paying the Expenses of any Proceeding against Indemnitee under Section 4(b), the Company shall be entitled to elect to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, by the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and provided, further (ii) if (A) the employment of counsel by Indemnitee has been authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is an actual conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not have employed counsel to assume the defense of such Proceeding within a reasonable period of time, then in any such event the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (B) above. Notwithstanding the foregoing, if at any time the Company fails to pay any Expenses with respect to any Proceeding in accordance with Section 4(b) hereof, Indemnitee shall immediately be entitled to assume and control his own defense in such Proceeding with counsel of his own choice (by notice to the Company), and will have all rights to advancement of Expenses and indemnification of those Expenses hereunder. If two or more persons, including the Indemnitee, may be entitled to indemnification from the Company as parties to any Proceeding, the Company may require the Indemnitee to use the same legal counsel as the other parties. The Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to the Indemnitee under this Agreement for the fees and expenses of separate legal counsel incurred after the notice from the Company of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between the Indemnitee and any of the other parties required by the Company to be so represented by the same legal counsel. The Company shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.

Section 5.    Remedies of Indemnitee.

(a)     In the event that (i) a determination is made pursuant to Section 4(c) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section  4(b) hereof, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 4(c) hereof within ninety (90) calendar days after final determination in the Proceeding, or (iv) payment of indemnification is not made pursuant to Section 4(c) hereof within thirty (30) calendar days after the date of notice to the Company of the determination that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his entitlement to such indemnification, advancement of Expenses, or to recover damages for breach of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)     In the event that a determination shall have been made pursuant to Section 4(c) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 5 shall be conducted in all respects as a de novo trial and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 5 the Company shall have the burdens of coming forward with clear and convincing evidence and of persuasion that Indemnitee is not entitled to indemnification, and the Company may not refer to or introduce into evidence any determination pursuant to Section 4(c) of this Agreement adverse to Indemnitee for any purpose. If a determination shall have been made pursuant to Section 4(c) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 5, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(c)     In the event that Indemnitee, pursuant to this Section 5, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification sought, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication.

(d)     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

Section 6.     Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Articles, any agreement, any vote of shareholders or disinterested directors, the NMBCA, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

Section 7.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Liabilities actually or reasonably incurred by Indemnitee in investigation, defense, appeal, or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, in the event that Indemnitee has been successful on the merits or otherwise in defense of any or all claims for which indemnification is sought hereunder, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

Section 8.     Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Company from advancing expenses or indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake and agree in one or more registration statement(s) filed with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. Any action taken pursuant to the terms of this Section 8 shall not constitute a breach of this Agreement.

Section 9.     Directors’ and Officers’ Liability Insurance. The Company shall use its best efforts to obtain and maintain on an ongoing basis a policy or policies of insurance on commercially reasonable terms with reputable insurance companies providing liability insurance for Fiduciaries, including Indemnitee, in respect of acts or omissions occurring while serving in such capacity, and to ensure the Company’s performance of its indemnification obligations under this Agreement, on terms with respect to coverage and amount (including with respect to the payment of Expenses ) no less favorable than those of such policy or policies of insurance in effect on the date hereof. To the extent that the Company maintains a policy or policies of insurance pursuant to this Section 9, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Fiduciary under such policy or policies.

Section 10.     Severability. If this Agreement or any portion hereof shall be invalidated or ruled to be unenforceable on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by applicable law and the court is expressly requested and authorized to construe this Agreement in order, as closely as possible, to provide the benefits to Indemnitee intended by this Agreement.

Section 11.     Duration of Agreement. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving as a Fiduciary even though Indemnitee may have ceased to serve in such capacity at the time of any action or other covered proceeding.

Section 12.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee as follows:

(a)     Excluded Acts. No indemnification shall be made for any acts or omissions or transactions if and to the extent that it shall be finally determined that the NMBCA prohibits a director from relief of liability arising from any such acts or omissions or transactions;

(b)     Claims Initiated by Indemnitee. No indemnification or advance of Expenses to Indemnitee shall be made with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense or compulsory counterclaim, except with respect to such Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement or any other statute or applicable law or any provision of the Articles or Bylaws, unless (i) the Board of Directors has approved the initiation or bringing of such Proceeding (or any part of any Proceeding ) or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(c)     Lack of Good Faith. No indemnification shall be made to indemnify Indemnitee for any Expenses or Liabilities incurred by Indemnitee with respect to any Proceedings instituted by Indemnitee to enforce or interpret this Agreement, if it shall be determined by a final judgment or other final adjudication, not subject to further appeal or review, that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(d)     Insured Claims. No indemnification shall be made to indemnify Indemnitee for Expenses or Liabilities of any type whatsoever if, but only to the extent that, Indemnitee shall have actually received payment with respect to any such Expenses or Liabilities from an insurer under any policy of directors’ and officers’ liability insurance maintained by the Company, and any such payment shall not be recovered (in whole or in part) from Indemnitee by such insurer;

(e)     Claims under Section 16(b). No indemnification shall be made under this Agreement for Expenses, Liabilities, and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar state or local law with respect to the disgorgement of “short swing” profits; or

(f)     Unauthorized Settlements. No indemnification shall be made under this Agreement for any amounts paid in settlement of any Proceedings covered hereby without the prior consent of the Company to such settlement, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, nothing in this Section 12 shall be construed to limit or modify the presumptions in favor of Indemnitee set forth in Section 3(b).

Section 13.     Effectiveness of Agreement. The indemnification permitted under the terms of certain provisions of this Agreement shall be effective as of the date first-above written and shall apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a Fiduciary at the time such act or omission occurred.

Section 14.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.

Section 15.     Successors and Assigns.

(a)     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in the form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(b)     The right to indemnification and advancement of Expenses provided by this Agreement shall continue as to a person who has ceased to be a Fiduciary. If the Indemnitee is deceased and would have been entitled to indemnification under any provision of this Agreement, when requested in writing by the spouse of the Indemnitee, and/or the Indemnitee’s heirs, executors, administrators, legatees, or assigns, the Company shall provide appropriate evidence of the Company’s agreement set out herein.

Section 16.     Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 17.     Notice. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand or by courier and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked, or (iii) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party are as shown on the signature page of this Agreement, and may be subsequently modified by written notice.

Section 18.     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall, at the Company’s expense, execute all documents required and do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section 19.     Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of any and all directors’ and officers’ liability insurance policies obtained and maintained in accordance with Section 9 of this Agreement. The Company shall promptly notify Indemnitee of any changes in the Company’s directors’ and officers’ liability insurance coverage.

Section 20.     Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or part, the parties agree that, in such event, the Company shall contribute to the payment of Indemnitee’s Expenses and Liabilities in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company pursuant to indemnification agreements or otherwise. The Company and Indemnitee agree that, in the absence of personal enrichment of Indemnitee, or acts of intentional fraud or dishonest or criminal conduct on the part of Indemnitee, it would not be just and equitable for Indemnitee to contribute to the payment of Expenses and Liabilities arising out of a Proceeding in an amount greater than (i) in a case where Indemnitee is a director of the Company or any of its subsidiaries but not an officer of either, the amount of fees paid to Indemnitee for serving as a director during the 12 months preceding the commencement of such Proceeding, or (ii) in a case where Indemnitee is a director of the Company or any of its subsidiaries and is an officer of either, the amount set forth in clause (i) plus 5 percent of the aggregate cash compensation paid to Indemnitee for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding. The Company shall contribute to the payment of Expenses and Liabilities covered hereby to the extent not payable by Indemnitee pursuant to the contribution provisions set forth in the preceding sentence.

Section 21.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Expense or Liability of Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Articles, Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder. This Agreement shall supersede any prior indemnification agreement between Indemnitee and the Company.

Section 22.      Specific Performance. The Company and the Indemnitee recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect it to pursue.

Section 23.     Representations of the Company. The Company represents and warrants to the Indemnitee that neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions set forth herein or contemplated hereby will conflict with or result in any violation of, or constitute a breach of, or a default under, the Articles or Bylaws of the Company, or under any contract, instrument, agreement, understanding, mortgage, indenture, lease, insurance policy, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company.

Section 24.     Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nebraska without application of the conflict of laws principles thereof.

Section 25.     Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Nebraska for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

Section 26.     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

COMPANY:

THE BUCKLE, INC.

By:
Name:
Title:

Address for Notices:

The Buckle, Inc.
Attn: General Counsel
2407 West 24th Street
Kearney, Nebraska 68845-4915

INDEMNITEE:

[Director Name]

Address for Notices:

[Director Name]